SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) MARCH 30, 1998

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
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
           TEXAS                                   1-9580                                     76-0289495
(State of other jurisdiction of            (Commission File Number)                (IRS Employer Identification No.)
       incorporation)
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                        7135 ARDMORE HOUSTON, TEXAS 77054
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (713) 747-1025


          ____________________________________________________________
         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENT

      On March 30, 1998, Industrial Holdings, Inc. (the "Company") acquired all of the outstanding Common Stock, par value $1.00 per share, of WHIR Acquisition, Inc., doing business as Ameritech Fastener Manufacturing, Inc. ("Ameritech"), upon merger of a wholly owned subsidiary of the Company with and into Ameritech, with Ameritech being the surviving corporation (the "Merger"). As a result, Ameritech became a wholly owned subsidiary of the Company. Ameritech, located in Houston, Texas, manufactures fasteners for sale to the aerospace, automotive, petroleum and petrochemical industries. Ameritech's 1997 revenues were $1.7 million.

      The attached press release may contain forward-looking statements related to competitive advantage and prospects for expansion that involve risks and uncertainties. These risks and uncertainties may cause actual results to differ materially from expected results.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (a)   Exhibits

                  The following exhibit is filed herewith:

            99 Press release dated March 31, 1998, related to the announcement of the completion of the acquisition of Ameritech Fastener Manufacturing, Inc. of Houston, Texas.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                              INDUSTRIAL HOLDINGS, INC.

                                              By: /s/ CHRISTINE A. SMITH
                                                      VICE PRESIDENT AND
                                                      CHIEF FINANCIAL OFFICER

Date: April 15, 1998

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